                                                                   EXHIBIT 10.42

                                                                  EXECUTION COPY

                                LOCKBOX AGREEMENT

                                October 24, 2003

Fleet National Bank
100 Federal Street
Boston, Massachusetts 02110

Attention:

Ladies and Gentlemen:

                  Ingram Funding Inc., a Delaware corporation (the "Company"), has agreed to purchase certain receivables (the "Receivables") from Ingram Micro Inc. and certain other sellers (the "Sellers"), and in their capacity as servicers pursuant to the Transaction Documents, (the "Servicers") pursuant to the Amended and Restated Receivables Sale Agreement, dated as of March 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Sale Agreement"), among the Sellers, the Servicer and the Company. The Company has in turn assigned the Receivables to a master trust (the "Master Trust") pursuant to an Amended and Restated Pooling Agreement, dated an of March 8, 2000 (as amended, supplemented or otherwise modified from time to time, the "Pooling Agreement"), among the Company, Ingram Micro Inc., as master servicer (the "Master Servicer") and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee" or "Secured Party"). The Receivables are serviced pursuant to the terms of an Amended and Restated Servicing Agreement dated as of March 8, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Servicing Agreement"; and, collectively with the Pooling Agreement, the "Pooling and Servicing Agreements") among the Company, the Master Servicer and the Trustee. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Pooling Agreement.

                  Pursuant to the terms of the Pooling and Servicing Agreements and except as otherwise provided therein, (i) the Servicer party hereto has agreed to instruct all Obligors under the Receivables originated by it as Seller to make all payments in respect of such Receivables to a blocked deposit account (each, a "Lockbox Account") designated by such Servicer to such Obligor and (ii) the Company has agreed to grant a security interest in its right, title and interest in each Lockbox Account and all funds and other evidences of payment held therein to the Secured Party. Furthermore, the Company, such Servicer and the Secured Party have agreed, pursuant to the Pooling and Servicing Agreements, that the Servicer shall enter into an agreement with each bank maintaining a Lockbox Account, and hereby request that Fleet National Bank, a national banking association organized under the laws of the United States and having a principal place of business at 100 Federal Street, Boston, Massachusetts (the "Lockbox Bank") act, and the Lockbox Bank hereby agrees to act, as a lockbox deposit bank for the Company with respect to the Lockbox Account. This Letter Agreement defines certain rights and obligations with respect to the appointment of the Lockbox Bank.

                  Accordingly, the Company, the Servicer party hereto and the Lockbox Bank agree as follows:

                  Reference is made to the Lockbox Account (Account No. 9429282435), including each of the lockboxes related thereto (collectively, the "Specified Account"), maintained with you by the Servicer party hereto. Such Servicer hereby transfers the Specified Account to the Company and hereafter the Specified Account shall be in the name of the Company and maintained by the Lockbox Bank for the benefit of the Company and the Secured Party, as set forth herein. All funds and other evidences of payment received by the Lockbox Bank in its capacity as Lockbox Bank shall be deposited in the Specified Account. Such payments shall not be commingled with other funds. All funds and other evidences of payment at any time on deposit in the Specified Account shall be held by the Lockbox Bank for application strictly in accordance with the terms of this Letter Agreement. The Lockbox Bank agrees to give the Secured Party, the Company and the Servicer party hereto, prompt notice if the Specified Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process. Except as otherwise provided in this letter agreement and except to the extent inconsistent with any term or provision of this Letter Agreement, the Account shall be governed by the Lockbox Bank's standard terms and conditions applicable to such accounts, as amended from time to time, a copy of which is attached hereto as Exhibit A, and the Lockbox Bank is hereby authorized to follow its usual operating procedures in connection with the Specified Account and payments to the Specified Account are to be processed in accordance with the standard procedures currently in effect. All service, administrative, maintenance and other related charges and fees with respect to the Specified Account shall continue to be payable by us as under the arrangements currently in effect. Nothing contained in this Letter Agreement shall prevent the Lockbox Bank from complying with any legal process or other order of a court of competent jurisdiction affecting funds in the Specified Account.

                  The Secured Party shall have sole and exclusive dominion over and control of the Specified Account and all Collections and other property from time to time deposited therein, shall have the sole right of withdrawal from the Specified Account and except as otherwise provided below and in the Pooling Agreement, shall have the sole right as information agent to advise the Lockbox Bank as to the payment instructions pertaining to transfers from the Specified Account. Each of the Company and the Servicer acknowledge and agree that it shall not have any dominion over or control of the Specified Account or any Collections or other property from time to time deposited therein including any right to withdraw or utilize any funds or other evidences of payment on deposit in the Specified Account, other than the right to authorize transfers to the Collection Account as set forth herein and pursuant to the terms of the Pooling and Servicing Agreements. The Lockbox Bank shall automatically, by 3:00 p.m., eastern standard time, at least as often as once each day that is a business day for the Lockbox Bank and for the Trustee, transfer, by means of the Automated Clearing House System, all available funds on deposit in the Specified Account, including all funds transferred from Obligors on or before the end of the preceding day, along with, subject to the next succeeding sentence, all remittance advisements and payment invoices on deposit therein, to the Collection Account provided such funds constitute good and clear monies. The Lockbox Bank acknowledges that, until it receives written instructions from the Secured Party to the contrary, the Lockbox Bank shall return to the Company, upon the Company's reasonable request therefor, any remittance advisements and payment invoices deposited into the Specified Account.

                  Deposited checks with respect to the Specified Account returned to the Lockbox Bank for any reason will be charged against the Specified Account. Nothing contained in the previous sentence shall be construed to prejudice other rights of the Lockbox Bank, which rights include the right of recourse against the Company for any overdrafts or other service, administrative, maintenance and other related expenses and/or fees with respect to the Specified Account. In addition, if sufficient collected and available funds do not exist in the Specified Account to cover the Account charges, service, administrative, maintenance and other related expenses and/or fees with respect to the Specified Account, you may charge any other of the Company's accounts at the Lockbox Bank. The provisions of this paragraph shall survive the Termination of this Agreement.

                  The Secured Party is authorized to receive mail delivered to the Lockbox Bank with respect to the Specified Account and the Company has filed a form of standing delivery order with the United States Postal Service authorizing the Secured Party to receive mail delivered to the Lockbox Bank with respect to the Specified Account.

                  The Company shall utilize one of Lockbox Bank's online transaction reporting systems, or a comparable online monitoring system of another bank, to monitor, on a daily basis, transactions posting against the Account and immediately notify the Lockbox Bank of any errors, discrepancies and/or irregularities, such notice to take place no later than the time frames specified in the following table (unless a longer period is required by applicable law) after the transaction containing or reflecting an error, discrepancy and/or irregularity becomes available for viewing online:

         Type of Transaction                        Notification Period
------------------------------------------------------------------------------------
Disputed ACH Transactions                   Within 24 hours of transaction posting
                                            to account
------------------------------------------------------------------------------------
Paid Check Transactions                     - Deposit Only Account
------------------------------------------------------------------------------------
Analysis/Service Fees Disputes              Within 30 days of receipt of Analysis
                                            Statement
------------------------------------------------------------------------------------
All other errors, discrepancies and/or      Within 30 days of transaction posting to
irregularities                              account
------------------------------------------------------------------------------------

         Except to the extent otherwise required by applicable law, failure by the Company to notify the Lockbox Bank of errors, discrepancies and/or irregularities within the time frame indicated shall relieve the Lockbox Bank of any and all liability associated with or arising from such errors, discrepancies and/or irregularities.

                  The Lockbox Bank may also furnish the Secured Party (upon its request) with statements, in the form and manner typical for the Lockbox Bank, of amounts of deposits in, and amounts transferred to the Collection Account from, the Specified Account pursuant to any reasonable request of the Secured Party but in any event not less frequently than monthly and such other information relating to the Specified Account at such time as shall be reasonably requested by the Secured Party.

                  For purposes of this Letter Agreement any officer of the Secured Party shall be authorized to act, and to give instructions and notice, on behalf of the Secured Party hereunder. The Lockbox Bank may rely and shall be protected in acting or refraining from acting upon any communication (including but not limited to electronically confirmed facsimiles of communications) reasonably believed by it to be genuine and to have been signed, delivered or presented by the proper party or parties or any officer of the Secured Party.

                  The fees for the services of the Lockbox Bank shall be mutually agreed upon between the Company and the Lockbox Bank and paid by the Company. Neither the Secured Party nor any investor in the Master Trust shall have any responsibility or liability for the payment of any such fee.

                  The Lockbox Bank may perform any of its duties hereunder by or through its officers, employees or agents and shall be entitled to rely upon the advice of counsel as to its duties. The Lockbox Bank shall not be liable to the Secured Party, the Servicer party hereto or the Company for any action taken or omitted to be taken by it in good faith, nor shall the Lockbox Bank be responsible to the Secured Party, such Servicer or the Company for the consequences of any oversight or error of judgment or be answerable to the Secured Party for the same, unless such action, omission, oversight or error of judgment shall happen through the Lockbox Bank's gross negligence or willful misconduct.

                  The Company hereby agrees to indemnify and hold harmless the Lockbox Bank, and it's directors, officers, employees, agents and affiliates (collectively, the "FLEET PARTIES") from and against, any and all claims, demands, liabilities, actions, causes of action, losses, setoff, recoupment and expenses (including, without limitation, attorneys' fees and court costs), both legal and equitable, associated with, or connected to the Specified Account and the services performed by the Lockbox Bank under this Agreement (collectively, the "COVERED ITEMS"); provided that the Fleet Parties have not been proven to have engaged in willful misconduct or gross negligence. This paragraph shall survive the termination of this Agreement.

                  Furthermore, the duties and obligations of Lockbox Bank hereunder shall be determined solely by the express provisions of this Letter Agreement. The Lockbox Bank shall not be liable except for the performance of its duties and obligations specifically set forth in this Agreement, and no implied covenants or obligations on the part of the Lockbox Bank shall be read into this Letter Agreement. In the event of a conflict between the terms and provisions of this Letter Agreement, and the terms and provisions of any lockbox or other agreement relating to the Specified Account, lockbox, or cash management services, the terms of this Letter Agreement shall control but only to the extent necessary to resolve such conflict.

                  The Lockbox Bank hereby represents and warrants that (a) it is a banking corporation duly organized, validly existing and in good standing under the laws of Massachusetts and has full corporate power and authority under such law to execute, deliver and perform its obligations under this Agreement and (b) the execution, delivery and performance of this Agreement by the Lockbox Bank have been duly and effectively authorized by all necessary corporate action and this Agreement has been duly executed and delivered by the Lockbox Bank and constitutes a valid and binding obligation of the Lockbox Bank enforceable in accordance with its terms. Each of the Company and the Secured Party and the servicers, represents and warrants to the Lockbox Bank and the other parties that (i) this Letter Agreement constitutes a legal and valid, binding obligation of such party, enforceable in accordance with its terms; (ii) the performance of its obligations under this Letter Agreement and the consummation of the transactions contemplated hereunder do not constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (iii) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iv) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Letter Agreement and the transactions contemplated hereunder have been obtained.

                  The Company and the Secured Party agree that, in performing the services under this Letter Agreement, the Lockbox Bank will be acting as an independent contractor and not as an employer, employee, partner or agent of the Company or Secured Party. Furthermore, nothing contained in this Letter Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Lockbox Bank, the Company and/or the Secured Party and/or any servicer.

                  The Lockbox Bank may resign at any time as Lockbox Bank hereunder by delivery to the Secured Party and the Company of written notice of resignation not less than 30 days prior to the effective date of such resignation. The Company may close the Specified Account at any time by delivery of a written notice to the Lockbox Bank and the Secured Party at the addresses appearing below. If the Company shall refuse any demand by the Secured Party to close the Specified Account in the event (i) an Early Amortization Event shall occur and be continuing or (ii) there has been a failure by the Lockbox Bank to perform any of its material obligations hereunder and such failure could adversely affects the Lockbox Bank or Secured Party's interest in any Receivable or the Secured Party's rights, or ability to exercise any remedies, under this Letter Agreement or the Pooling and Servicing Agreements, then the Secured Party may close the Specified Account at any time by delivery of notice to the Lockbox Bank and the Company at the addresses appearing below. This Letter Agreement shall terminate upon receipt of such written notice of closing, or delivery of such notice of resignation, except that the Lockbox Bank shall immediately transfer to the Collection Account, or any other account designated by the Secured Party all available funds or, subject to the Company's reasonable request to retain such items, any remittance advisements or payment invoices, if any, then on deposit in, or otherwise to the credit of, the Specified Account and deliver any available funds or such remittance advisements or payment invoices relating to the Receivables received by the Lockbox Bank after such notice directly to the Collection Account or any other account designated by the Secured Party.

                  All notices and communications hereunder shall be in writing (except where telephonic instructions or notices are authorized herein) and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telex):


























                  The Lockbox Bank shall not assign or transfer any of its rights or obligations hereunder (other than to the Secured Party) without the prior written consent of the Secured Party. Notwithstanding anything herein to the contrary, upon the succession of the Master

Servicer to the Servicer party hereto in accordance with and under the Servicing Agreement, the Master Servicer shall succeed to, and be substituted for, and may exercise every right and power of, the Servicer party hereto under this Letter Agreement with the same effect as if the Master Servicer had been named as the Servicer party hereto. This Letter Agreement may be amended only by a written instrument executed by the Company, the Master Servicer, the Servicer party hereto, the Secured Party and the Lockbox Bank, acting by their representative officers thereunto duly authorized. Except with respect to the amount of its fees payable hereunder, the Lockbox Bank hereby unconditionally and irrevocably waives (so long as the Pooling and Servicing Agreements are in effect) any rights of setoff or banker's lien against, or to otherwise deduct from, any funds or other evidences of payment hold in any Specified Account for any indebtedness or other claim owed by the Company or the Master Servicer or any Servicer to the Lockbox Bank.

                  The parties hereto agree that this Letter Agreement shall constitute an "authenticated record" for purposes of, and the Company hereby grants and confers upon the Secured Party "control" of the Specified Account as contemplated in, Section 9-104 (and similar related provisions) of Article 9 of the Uniform Commercial Code as from time to time in effect in New York (the "UCC"). The Bank hereby represents and warrants that it is a "bank" and that the Specified Account is a "deposit account", as such terms are defined in Section 9-102 (and similar related provisions) of the UCC.

                  THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR REMEDIES HEREUNDER IN RESPECT OF ANY RECEIVABLE MAY BE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

                  This Letter Agreement (i) shall inure to the benefit of, and be binding upon, the Company, the Master Servicer, the Servicer party hereto, the Secured Party, the Lockbox Bank and their respective successors and assigns and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized officers as of the date first above written.

                                 Very truly yours,

                                 INGRAM FUNDING INC.

                                 By: /s/ James F. Ricketts
                                    --------------------------------------------
                                 Name:  James F. Ricketts
                                 Title: Treasurer

                                 INGRAM MICRO INC., as Master Servicer

                                 By: /s/ James F. Ricketts
                                    --------------------------------------------
                                 Name: James F. Ricketts
                                 Title: Corporate Vice President & Treasurer

Agreed to and accepted:

FLEET NATIONAL BANK, as Lockbox Bank

By: /s/ Joan Kiekhaefer
   -----------------------
Name:  Joan Kiekhaefer
Title: Managing Director

Acknowledged:

JPMORGAN CHASE BANK, not in its individual capacity but solely as Secured Party

By: /s/ Joseph M. Costantino
   ----------------------------
Name:  Joseph M. Costantino
Title: Trust Officer